VITESSE ENERGY ANNOUNCES FULL YEAR 2023 RESULTS AND DECLARES $0.50 QUARTERLY CASH DIVIDEND

CENTENNIAL, Colo. – February 26, 2024 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or “the Company”) today announced the Company’s 2023 financial and operating results and declared a quarterly cash dividend.
HIGHLIGHTS

•Declared a quarterly cash dividend of $0.50 per common share to be paid on March 29, 2024

•Net loss of $19.7 million and Adjusted Net Income(1) of $53.6 million

•Adjusted EBITDA(1) of $157.0 million

•Cash flow from operations of $141.9 million and Free Cash Flow(1) of $60.7 million

•Production of 11,889 barrels of oil equivalent (“Boe”) per day (68% oil), an increase of 15% from 2022, and fourth quarter 2023 production of 13,652 Boe per day (72% oil)

•Total cash development capital expenditures and acquisition costs of $120.5 million

•Total debt of $81.0 million and Net Debt to Adjusted EBITDA ratio(1) of 0.51

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release
MANAGEMENT COMMENTS

Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer commented, “During our first year as a publicly traded company, we followed through on our strategy of returning capital to stockholders by paying a $2.00 per share fixed dividend. Our allocation of capital to the highest return opportunities also resulted in production growth during the year, while maintaining our conservative leverage profile. Going forward, we believe our significant inventory of organic development locations and access to attractive self-sourced deal flow position us to both continue the return of capital strategy and pursue accretive growth opportunities.”

STOCKHOLDER RETURNS

Vitesse’s Board of Directors declared its first quarter 2024 cash dividend for Vitesse’s common stock of $0.50 per share for stockholders of record as of March 15, 2024, which will be paid on March 29, 2024.

On December 29, 2023, the Company paid its fourth quarter cash dividend of $0.50 per share to common stockholders of record as of December 15, 2023.

FINANCIAL AND OPERATING RESULTS

Net loss for 2023 was $19.7 million and Adjusted Net Income was $53.6 million. Adjusted EBITDA was $157.0 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production during 2023 averaged 11,889 Boe per day. For the fourth quarter, oil and natural gas production averaged 13,652 Boe per day. Sequentially this represents 24% growth over third quarter 2023, reflecting the impact of the Company’s acquisition of additional oil and natural gas interests previously announced in October 2023. Oil represented 68% of production and 93% of total oil and natural gas revenue for the year. Total revenue, including the effects of realized hedges, for 2023 was $235.1 million.

Vitesse’s average realized oil and natural gas prices before hedging were $73.59 per Bbl and $1.88 per Mcf, respectively, during 2023. For the year, the Company had hedges covering 49% of oil production and its realized oil price with hedging was $73.99 per Bbl.

Lease operating expenses in 2023 were $39.5 million, or $9.11 per Boe. General and administrative (“G&A”) expenses for 2023 totaled $23.9 million, or $5.52 per Boe, which included $6.8 million of costs related to the spin-off from Jefferies Financial Group Inc. on January 13, 2023 (the “Spin-Off”). Excluding these costs, G&A would have been $3.94 per Boe.

RESERVES

Proved developed reserves at December 31, 2023 increased 5% from December 31, 2022 to 28.5 million Boe. Total proved reserves decreased 7% to 40.6 million Boe (70% proved developed). The decrease in proved reserves was attributable to the removal of undeveloped drilling locations related to the pace of development in North Dakota. To comply with SEC guidelines, proved undeveloped reserves are limited to those locations that are reasonably certain to be developed over the next five years. A portion of the increase in proved developed reserves was the result of Vitesse adding 1.5 million Boe of reserves that were not classified as proved undeveloped at December 31, 2022, but were part of its unproven inventory of drilling locations.

Total proved reserves at December 31, 2023 had an associated Standardized Measure of $575.7 million and PV-10 value of $682.1 million (79% proved developed). The decrease in Standardized Measure and PV-10 from 2022 is primarily related to the reduction in the benchmark oil and natural gas prices used in accordance with the SEC’s rules regarding reserve reporting from $94.14/Bbl to $78.21/Bbl for oil and $6.36/MMBtu to $2.64/MMBtu for natural gas, along with a decrease in NGL prices that contributed to the reduction in realized natural gas price from $7.98/Mcf in 2022 to $1.71/Mcf. These benchmark prices represent an average price equal to the 12-month unweighted arithmetic average of the first day of the month prices for each of the preceding 12 months and are adjusted for location and quality differentials, unless prices are defined by contractual arrangements, excluding escalations based on future conditions (“SEC Pricing”). Vitesse’s Standardized Measure, PV-10 and proved reserves at year-end 2022 did not include the reserves of Vitesse Oil, LLC (“Vitesse Oil”), which was acquired as part of the Spin-Off.

	SEC PRICING PROVED RESERVES (1)
	RESERVES VOLUMES				PV-10 (3)
RESERVE CATEGORY	OIL (MBbls)	NATURAL GAS (MMcf)	TOTAL (MBoe) (2)	%	AMOUNT (in thousands)	%
PDP Properties	17,981	58,911	27,799	68%	$521,494	77%
PDNP Properties	459	1,292	675	2%	15,108	2%
PUD Properties	9,303	16,907	12,121	30%	145,468	21%
Total	27,743	77,110	40,595	100%	$682,070	100%

(1)Oil and natural gas reserve quantities and related discounted future net cash flows are valued as of December 31, 2023 based on an average WTI price of $78.21 per barrel of oil and Henry Hub price of $2.64 per MMBtu of natural gas. Under SEC guidelines, these prices represent the average prices per barrel of oil and per MMBtu of natural gas at the beginning of each month in the twelve-month period prior to the end of the reporting period, which are adjusted for location and differentials.

(2)MBoe are computed based on a conversion ratio of one Boe for each barrel of oil and one Boe for every 6 Mcf of natural gas.
(3)PV-10 is a non-GAAP financial measure that does not include the effects of income taxes on future net revenues, and is not intended to represent fair market value of our oil and natural gas properties. For a definition of and reconciliation of PV-10 to its nearest GAAP financial measure, see the reconciliation schedule at the end of this release.

LIQUIDITY AND CAPITAL EXPENDITURES

As of December 31, 2023, Vitesse had $0.6 million in cash and $81.0 million of borrowings outstanding on its revolving credit facility, which had a borrowing base of $245.0 million with an aggregate elected commitment of $180.0 million. Vitesse had total liquidity of $99.6 million as of December 31, 2023, consisting of cash and committed borrowing availability under the revolving credit facility. On January 17, 2024, the Company increased the elected commitments to $210.0 million and added a fifth lender to the syndicate of banks.

During 2023, Vitesse spent $84.8 million on development capital expenditures and $35.7 million on acquisitions of oil and gas properties, primarily in North Dakota.

OPERATIONS UPDATE

As of December 31, 2023, the Company owned an interest in 256 gross (6.7 net) wells that were either drilling or in the completion phase, and another 421 gross (9.9 net) locations that had been permitted for development at the end of the year.

2024 ANNUAL GUIDANCE

Vitesse reaffirms its preliminary 2024 outlook, which is set forth below.

2024 Guidance
Annual Production (Boe per day)	12,500 - 13,500
Oil as a Percentage of Annual Production	67% - 71%
Total Cash Capital Expenditures ($ in millions)	$90 -$110

FULL YEAR 2023 RESULTS
Vitesse Energy, LLC is the “predecessor” of Vitesse for financial reporting purposes. As a result, unless otherwise indicated, the 2022 financial and operating data presented or referred to in this release are those of Vitesse Energy, LLC and do not include the financial and operating data of Vitesse Oil, which was acquired as part of the Spin-Off. The following table sets forth selected financial and operating data for the periods indicated.

	YEAR ENDED DECEMBER 31,		INCREASE (DECREASE)
($ in thousands, except per unit data)	2023	2022	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$218,396	$233,622	$(15,226)	(7%)
Natural gas	15,509	48,268	(32,759)	(68%)
Total revenue	$233,905	$281,890	$(47,985)	(17%)
Operating Expenses
Lease operating expense	$39,514	$31,133	$8,381	27%
Production taxes	21,625	24,092	(2,467)	(10%)
General and administrative	23,934	19,833	4,101	21%
Depletion, depreciation, amortization, and accretion	81,745	63,732	18,013	28%
Equity-based compensation	32,233	(10,766)	42,999	*nm
Interest Expense	$5,276	$4,153	$1,123	27%
Income Tax Expense	$61,946	$—	$61,946	*nm
Commodity Derivative Gain (Loss)	$12,484	$(30,830)	$43,314	140%
Production Data:
Oil (MBbls)	2,968	2,575	393	15%
Natural gas (MMcf)	8,232	7,274	958	13%
Combined volumes (MBoe)	4,340	3,787	553	15%
Daily combined volumes (Boe/d)	11,889	10,376	1,513	15%
Average Realized Prices before Hedging:
Oil (per Bbl)	$73.59	$90.73	$(17.14)	(19%)
Natural gas (per Mcf)	1.88	6.64	(4.76)	(72%)
Combined (per Boe)	53.90	74.43	(20.53)	(28%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$73.99	$72.66	$1.33	2%
Natural gas (per Mcf)	1.88	6.56	(4.68)	(71%)
Combined (per Boe)	54.17	61.99	(7.82)	(13%)
Average Costs (per Boe):
Lease operating expense	$9.11	$8.22	$0.89	11%
Production taxes	4.98	6.36	(1.38)	(22%)
General and administrative	5.52	5.24	0.28	5%
Depletion, depreciation, amortization, and accretion	18.84	16.83	2.01	12%

COMMODITY HEDGING

Vitesse hedges a portion of its expected annual oil production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support our dividend. Vitesse does not currently have hedges in place on its expected natural gas production volumes. Vitesse has 42% of its 2024 oil production hedged at the midpoint of guidance at a weighted average price of $78.86/Bbl. The following table summarizes Vitesse’s open oil commodity derivative swap contracts scheduled to settle after December 31, 2023, including those entered into in February 2024.

SETTLEMENT PERIOD	OIL (Bbls)	WEIGHTED AVERAGE PRICE $
Swaps-Crude Oil
2024:
Q1	402,498	$79.03
Q2	382,500	$79.13
Q3	327,500	$78.50
Q4	280,000	$78.65
2025:
Q1	195,000	$73.49
Q2	90,000	$75.30

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	YEAR END DECEMBER 31,
(in thousands)	2023	2022
Realized gain (loss) on commodity derivatives (1)	$1,166	$(47,124)
Unrealized gain (loss) on commodity derivatives (1)	11,318	$16,294
Total commodity derivative gain (loss)	$12,484	$(30,830)

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the consolidated statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful because the realized cash settlement portion provides a better understanding of Vitesse’s hedge position.

2023 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, February 27, 2024 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=1s51nvgu

Dial-In Number: 877-407-0778 (US/Canada) and 201-689-8565 (International)

Conference ID: 13744289 - Vitesse Energy Fourth Quarter 2023 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) 201-612-7415 (International)

Replay Access Code: 13744289 - Replay will be available through March 5, 2024

UPCOMING INVESTOR EVENTS

Vitesse management will be participating in the Roth Conference in Dana Point, CA, March 17 - 19, 2024.

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests as a non-operator in oil and gas wells drilled by leading US operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business, including central bank policy actions, bank failures and associated liquidity risks; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including the armed conflict in the Middle East and Ukraine) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION
Vitesse Energy, LLC is the “predecessor” of Vitesse for financial reporting purposes. As a result, unless otherwise indicated, the 2022 financial and operating data presented or referred to in this release are those of Vitesse Energy, LLC and do not include the financial and operating data of Vitesse Oil, which was acquired as part of the Spin-Off.
VITESSE ENERGY, INC.
Consolidated Statements of Operations

	FOR THE YEARS ENDED DECEMBER 31,
(in thousands, except per share data)	2023	2022
Revenue
Oil	$218,396	$233,622
Natural gas	15,509	48,268
Total revenue	233,905	281,890
Operating Expenses
Lease operating expense	39,514	31,133
Production taxes	21,625	24,092
General and administrative	23,934	19,833
Depletion, depreciation, amortization, and accretion	81,745	63,732
Equity-based compensation	32,233	(10,766)
Total operating expenses	199,051	128,024
Operating Income	34,854	153,866
Other Income (Expense)
Commodity derivative gain (loss), net	12,484	(30,830)
Interest expense	(5,276)	(4,153)
Other income	140	20
Total other income (expense)	7,348	(34,963)

Income (Loss) Before Income Taxes	$42,202	$118,903

(Provision for) Benefit from Income Taxes	(61,946)	—

Net (Loss) Income	$(19,744)	$118,903
Net income (loss) attributable to Predecessor common unit holders	1,832	118,903
Net Loss Attributable to Vitesse Energy, Inc.	$(21,576)	$—

Weighted average common shares / Predecessor common unit outstanding – basic	29,556,967	438,625,000
Weighted average common shares / Predecessor common unit outstanding – diluted	29,556,967	438,625,000
Net (loss) income per common share / Predecessor common unit – basic	$(0.73)	$0.26
Net (loss) income per common share / Predecessor common unit – diluted	$(0.73)	$0.26
Net loss per Predecessor non-founder MIUs classified as temporary equity–basic and diluted		$—

VITESSE ENERGY, INC.
Consolidated Balance Sheets

	AT DECEMBER 31,
(in thousands except units and shares)	2023	2022
Assets
Current Assets
Cash	$552	$10,007
Revenue receivable	44,915	41,393
Commodity derivatives	10,038	2,112
Prepaid expenses and other current assets	2,841	841
Total current assets	58,346	54,353
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,168,378	985,751
Less accumulated DD&A and impairment	(464,036)	(382,974)
Total oil and gas properties	704,342	602,777
Other Property and Equipment—Net	189	114
Other Assets
Commodity derivatives	1,109	1,155
Other noncurrent assets	1,984	2,085
Total other assets	3,093	3,240
Total assets	$765,970	$660,484
Liabilities, Redeemable Units and Equity
Current Liabilities
Accounts payable	$27,692	$7,207
Accrued liabilities	32,507	25,849
Commodity derivatives	—	3,439
Other current liabilities	204	184
Total current liabilities	60,403	36,679
Long-term Liabilities
Revolving credit facility	81,000	48,000
Deferred tax liability	64,329	—
Asset retirement obligations	8,353	6,823
Other noncurrent liabilities	5,479	—
Total liabilities	219,564	91,502
Commitments and contingencies
Redeemable Management Incentive Units	—	4,559
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at December 31, 2023	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 32,812,007 shares issued at December 31, 2023	328	—
Additional paid-in capital	567,654	—
Accumulated deficit	(21,576)	—
Predecessor members' equity-common units-450,000,000 units outstanding	—	564,423
Total liabilities, redeemable units, and equity	$765,970	$660,484

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income (Loss) as net income (loss) before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash unit-based compensation, and (iii) certain other items such as non-cash oil and natural gas property impairments and material general and administrative costs related to the Spin-Off; reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income (loss) before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash unit-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items such as non-cash oil and natural gas property impairments and material general and administrative costs related to the Spin-Off.

Vitesse defines Free Cash Flow as cash flow from operations, adding back changes in operating assets and liabilities, less development of oil and gas properties.

“PV-10” is the present value of estimated future oil and gas revenues, net of estimated direct expenses, discounted at an annual discount rate of 10% to estimate the present value of proved oil and natural gas reserves. PV-10 is a non-GAAP financial measure and is derived from the Standardized Measure, which is the most directly comparable GAAP measure for proved reserves calculated using SEC Pricing. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes discounted at 10%.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

FOR THE YEAR ENDED DECEMBER 31,
(in thousands)	2023
Income (Loss) Before Income Taxes	$42,202
Add:
Unrealized (gain) loss on derivative instruments	(11,318)
Equity-based compensation	32,233
G&A costs related to the Spin-Off	6,818
Adjusted Income Before Adjusted Income Tax Expense	69,935

Adjusted Income Tax Expense(1)	(16,365)

Adjusted Net Income (non-GAAP)	$53,570

(1) The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.4%.
RECONCILIATION OF ADJUSTED EBITDA AND NET DEBT

AT DECEMBER 31,
(in thousands except for ratio)	2023
Revolving credit facility	$81,000
Cash	552
Net Debt	$80,448

FOR THE YEAR ENDED DECEMBER 31,
2023
Net (Loss) Income	$(19,744)
Add:
Interest expense	5,276
Provision for Income Taxes	61,946
Depletion, depreciation, amortization, and accretion	81,745
Equity-based compensation	32,233
Unrealized (gain) loss on derivative instruments	(11,318)
G&A costs related to the Spin-Off	6,818
Adjusted EBITDA	$156,956

Net Debt to Adjusted EBITDA ratio	0.51

RECONCILIATION OF FREE CASH FLOW

YEAR END DECEMBER 31,
2023
(in thousands)
Net cash provided by operating activities	$141,942
Add back: changes in operating assets and liabilities	3,575
Cash flow from operations before changes in operating assets and liabilities	145,517
Less: development of oil and gas properties	(84,832)
Free Cash Flow	$60,685

RECONCILIATION OF PV-10

The following table reconciles the PV-10 value of Vitesse’s proved reserves as of December 31, 2023 to the Standardized Measure.

FOR THE YEAR ENDED DECEMBER 31,
(in thousands)	2023
Standardized Measure of Discounted Future Net Cash Flows	$575,691
Future Income Taxes, Discounted at 10%	$106,379
Pre-Tax Present Value of Estimated Future Net Revenues (Pre-Tax PV10%)	$682,070

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development

(720) 532-8232
benmessier@vitesse-vts.com